Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-261205) pertaining to the 2021 Incentive Award Plan, 2021 Employee Stock Purchase Plan, 2014 Stock Incentive Plan and 2008 Stock Incentive Plan of Ginkgo Bioworks Holdings, Inc. of our report dated March 28, 2022, with respect to the consolidated financial statements of Ginkgo Bioworks Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP Boston, Massachusetts
March 28, 2022